EXHIBIT 10.5

Amendment to PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

This Amendment to the Performance-Based Restricted Stock Award Agreement described herein (this “Amendment”) is made as of March __, 2016 by and between Four Corners Property Trust, Inc., a Maryland corporation (the “Company”), and ________________ (the “Grantee”), an individual who holds a grant of performance-based restricted stock granted under the Company’s 2015 Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Grantee holds a grant of _________________ shares of performance-based restricted stock (the “Restricted Stock”) evidenced by a Restricted Stock Award Agreement by and between the Company and the Grantee (the “Restricted Stock Agreement”) dated __________ __, 2016.

WHEREAS, the Company and the Grantee have determined that it is desirable and in their best interests to amend the Restricted Stock Agreement to change certain provisions relating to dividends on such Restricted Stock.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreement set forth in this Amendment, the parties agree as follows:

1.    Section 1 is hereby amended to read as follows:

(a) The Company hereby grants to you, effective as of the Grant Date, an Award of performance-based Restricted Stock for that number of shares of Stock communicated to you and set forth in the Company’s records (the “Target Shares”), on the terms and conditions set forth in such communication, this Agreement and the Plan.
(b) As a condition to receiving the Target Shares (as defined below), you hereby agree that all dividends and other distributions paid with respect to the Target Shares (whether in cash, property or shares of Stock) shall be reinvested in additional shares of Stock. All such dividends or distributions shall be credited to you and reinvested in additional shares of Stock as of the date of payment of any such dividend or distribution based on the Fair Market Value of a share of Stock on such date. Each additional share of Stock which results from such reinvestment granted hereunder shall be subject to the same vesting, forfeiture, distribution or payment, adjustment and other provisions which apply to the underlying Target Shares. Dividends and other distributions shall only be paid with respect to the Additional Shares (as defined below) beginning on the date of issuance of the Additional Shares.

2.    Section 2 is hereby amended by deleting the reference to “Section 8(b)” and replacing it with “Section 1(b)”.

3.    Section 4 is hereby amended by deleting the reference to “Section 8(b)” and replacing it with “Section 1(b)”.

4.    Section 6 is hereby amended by deleting the reference to “Section 8(b)” and replacing it with “Section 1(b)”.

5.    Section 8 is hereby amended to read as follows:

If any Shares vest subsequent to any change in the number or character of the Stock (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise) occurring after the Grant Date, you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such Shares had vested prior to the event changing the number or character of the outstanding Stock.

6.    Except as expressly provided herein, the terms and conditions of the Restricted Stock Agreement shall remain in full force and effect and shall be binding on the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

GRANTEE                    FOUR CORNERS PROPERTY TRUST, INC.

_______________________________    By: ________________________________
Its: ________________________________